UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 5, 2012

FIFTH THIRD BANCORP

(Exact Name of Registrant as Specified in Its Charter)

OHIO

(State or Other Jurisdiction

of Incorporation)

001-33653	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(800) 972-3030

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Today Fifth Third Bancorp announced that it expects to take certain actions with respect to Visa Inc.’s recent announcement regarding its planned litigation escrow deposit. On December 23, 2011, Visa Inc. (“Visa”) announced it had decided to deposit $1.565 billion into the litigation escrow account previously established under Visa’s retrospective responsibility plan. Under the terms of the retrospective responsibility plan, when Visa funds the litigation escrow account, the value of its Class B shares is correspondingly adjusted via a reduction in the Class B shareholders’ as-converted share count.

As part of Fifth Third’s sale of its Visa Class B shares in 2009, we entered into a total return swap in which we are required to make payments to the swap counterparty in the event that the Class B conversion rate decreases. We calculate the fair value of this swap based on our estimate of the probability, amounts, and timing of certain covered litigation settlement scenarios, the resulting impact on the conversion rate, and the corresponding payments required under the swap. As a result of the anticipated impact on the conversion rate of this escrow deposit by Visa, we expect to make a payment of approximately $64 million to the swap counterparty during the quarter ended March 31, 2012. Including the effect of this anticipated payment, for the quarter ended December 31, 2011, we expect to increase the fair value of the swap liability by approximately $54 million (reducing noninterest income) and to increase litigation reserves associated with bankcard association membership by approximately $14 million (increasing noninterest expense). The result of these actions would be a reduction to income before taxes of approximately $68 million for the quarter ended December 31, 2011.

This current report contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, these statements should be viewed as speaking only as of the date they are made and based only on information then actually known to us and only speak to the anticipated results of the actions and expectations explicitly stated above.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) Visa taking actions other than those contained in its December 23, 2011 announcement; (2) events with respect to certain covered litigation such as judgments, settlements or other developments; (3) changes in our estimates of the probability, amounts, and timing of certain covered litigation settlement scenarios; (4) changes in value of shares of Visa Inc. stock; (5) changes in the interest rate environment; (6) effects of critical accounting policies and judgments; (7) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies; (8) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, Visa or other bank card associations.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

January 5, 2012	By:	/s/ DANIEL T. POSTON
Daniel T. Poston
Executive Vice President and Chief Financial Officer